Exhibit 6(a)(ii)
AMENDED AND RESTATED
SCHEDULE A
TO
INVESTMENT ADVISORY AGREEMENT
DATED JULY 1, 2005
BETWEEN
WT MUTUAL FUND
AND
RODNEY SQUARE MANAGEMENT CORPORATION
Funds of WT Mutual Fund

Wilmington Prime Money Market Fund
Wilmington Tax-Exempt Money Market Fund
Wilmington U.S. Government Money Market Fund
Wilmington Short/ Intermediate-Term Bond Fund
Wilmington Broad Market Bond Fund
Wilmington Municipal Bond Fund
Wilmington Multi-Manager Large-Cap Fund
Wilmington Small-Cap Strategy Fund
Wilmington Multi-Manager International Fund
Wilmington Multi-Manager Real Asset Fund
Wilmington Large-Cap Growth Fund
Wilmington Large-Cap Value Fund
Wilmington Small-Cap Core Fund
Wilmington Aggressive Asset Allocation Fund
Wilmington Moderate Asset Allocation Fund
Wilmington Conservative Asset Allocation Fund
Wilmington ETF Allocation Fund

WT MUTUAL FUND
By:	/s/ John J. Kelley
Name:	John J. Kelley
Title:	President

RODNEY SQUARE MANAGEMENT CORPORATION
By:	/s/ John C. McDonnell
Name:	John C. McDonnell
Title:	Vice President

Dated: December 31, 2008

AMENDED AND RESTATED
SCHEDULE B
TO
INVESTMENT ADVISORY AGREEMENT
DATED JULY 1, 2005
BETWEEN
WT MUTUAL FUND
AND
RODNEY SQUARE MANAGEMENT CORPORATION
Investment Advisory Fee Schedule

Annual Fee as a Percentage
Fund	of Average Daily Net Assets (“Assets”)
Wilmington Prime Money Market	0.37% of the first $1 billion in Assets; 0.33% of the next $500 million in Assets; 0.30% of the next $500 million in Assets; and 0.27% of Assets over $2 billion

Wilmington Tax-Exempt	0.37% of the first $1 billion in assets; 0.33% of the next $500 million in assets; 0.30% of the next $500 million in assets; and 0.27% of assets over $2 billion

Wilmington U.S. Government	0.37% of the first $1 billion in Assets; 0.33% of the next $500 million in Assets; 0.30% of the next $500 million in Assets; and 0.27% of Assets over $2 billion

Wilmington Broad Market Bond	0.35% of the first $1 billion in Assets; 0.30% of the next $1 billion in Assets; and 0.25% of Assets over $2 billion

Wilmington Short/ Intermediate-Term Bond	0.35% of the first $1 billion in of Assets; 0.30% of the next $1 billion in Assets; 0.25% of Assets over $2 billion

Wilmington Municipal Bond	0.35% of the first $1 billion in Assets; 0.30% of the next $1 billion in Assets; and 0.25% of Assets over $2 billion

Wilmington Multi-Manager Large-Cap	0.35% of Assets

Wilmington Small-Cap Strategy	0.35% of Assets

Wilmington Multi-Manager International	0.35% of Assets

Annual Fee as a Percentage
Fund	of Average Daily Net Assets (“Assets”)
Wilmington Multi-Manager Real Asset	0.35% on Assets; except those Assets allocated to the inflation-protected debt securities (“TIPS”) strategy or the Enhanced Cash Strategy.

For assets allocated to the TIPS strategy: 0.42% of the first $25 million in Assets allocated to the TIPS strategy; 0.39% of the next $25 million in Assets allocated to the TIPS strategy; and 0.37% of Assets over $50 million.

For assets allocated to the Enhanced Cash Strategy: 0.43% of Assets allocated to the Enhanced Cash Strategy.

Wilmington Large-Cap Growth	0.60% of the first $1 billion in Assets; 0.55% of the next $1 billion in Assets; and 0.50% of Assets over $2 billion

Wilmington Large-Cap Value	0.60% of the first $1 billion in Assets; 0.55% of the next $1 billion in Assets; and 0.50% of Assets over $2 billion

Wilmington Small-Cap Core	0.75% of Assets

Wilmington ETF Allocation	0.50% of the first $1 billion in Assets; 0.45% of the next $1 billion in Assets; 0.40% of Assets over $2 billion.

WT MUTUAL FUND
By:	/s/ John J. Kelley
Name:	John J. Kelley
Title:	President

RODNEY SQUARE MANAGEMENT CORPORATION
By:	/s/ John C. McDonnell
Name:	John C. McDonnell
Title:	Vice President

Dated: December 31, 2008